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                                                                    Exhibit 10.8

                                      LEASE

     THIS LEASE ("Lease") is made as of the 1st day of March, 2003, between JDS Properties, LLC, a Texas limited liability company with a mailing address of 7833 Interstate 35, Denton, Texas 76207 (the "Landlord") and Smith Brothers, Inc., a Texas corporation with a business address of 4127 Mesa Drive, Denton, Texas 76207 (the "Tenant").

ARTICLE 1 - LEASED PREMISES. The Landlord agrees to lease to the Tenant and the Tenant accepts the lease of the commercial space further described and identified in Exhibit A to this Lease (the "Premises") under the terms of this Lease.

ARTICLE 2 - TERM. The term of this Lease shall extend from March 1, 2003 until February 28, 2005 (the "Term"). Tenant will have two (2) options to extend the term of this lease for five (5) years in each instance by written notice of its election to do so given to Landlord at least three (3) months prior to the expiration of the then current term. The terms and conditions of the Lease applicable at the Expiration Date will govern the extended term.

ARTICLE 3 - RENT. (A) During the initial term, the Tenant shall pay the Landlord Gross Rent of Six Thousand Dollars ($6,000.00) per month, in advance, on the first day of each month.

     (B) Commencing March 1, 2005, the base rent of $6,000.00 will be adjusted according to this subparagraph B and on each March 1 thereafter.

     (a) In this paragraph,

          (1) "base year" means the twelve months preceding March 1, 2005.

          (2) "price index" means the consumer price index published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (1982-84=100).

          (3) "price index for the base year" means the price index as of the first month of the base year, March 1, 2004.

     (b) The annual adjustment will be based on the percentage difference between the price index for the preceding month of February and the price index for the base year.

     If the price index for February of any calendar year commencing with February 2005 is greater than the price index for the base year, then the rent payable on the next March 1st (without regard to any adjustments under this paragraph) will be multiplied by the percentage difference between the price index for such February and the price index for the base year, and the product will be added to the monthly base rent of $6,000.00 effective as of March 1st. Notwithstanding the foregoing, the parties agree that (i) any annual increase may never exceed 5% over the rent for the prior year; and (ii) the increase to go into effect on March 1, 2005 will not be less than Three Hundred Dollars ($300.00) per month over the rent for the prior year. The adjusted annual rent will be payable until it is readjusted pursuant to the terms of this Lease.
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     If a substantial change is made in manner of determining the price index, then the price index will be adjusted to the figure that would have been used had the manner of computing the price index in effect at the date of this Lease not been altered. If the price index (or a successor or substitute index) is not available, a reliable governmental or other nonpartisan publication evaluating the information used in determining the price index will be used.

     No adjustments will be made due to any revision that may be made in the price index for any month.

     (c) The statements of the adjustment to be furnished by Landlord as provided in subparagraph (b) will consist of data prepared for the Landlord by a firm of certified public accountants (which may be the firm now or then currently employed by Landlord for the audit of its accounts).

     (d) The rent to be paid by Tenant under no circumstances will be reduced.

     (e) Tenant's obligation to pay rent as adjusted by this paragraph on and after March 1, 2005 will continue up to the expiration of this Lease including any or all extensions of the Lease and will survive any earlier termination of this Lease including any early terminations during an extension of this Lease.

ARTICLE 4 - NO SECURITY DEPOSIT. The Tenant has deposited no security deposit with the Landlord.

ARTICLE 5 - USE OF PREMISES. The Premises may be used only in accordance with all applicable laws and ordinances. The Tenant shall keep the Premises free from all dangerous conditions. The Tenant shall not make any alterations of the Premises or change the locks to any door without the Landlord's prior written permission.

ARTICLE 6 - TAXES, INSURANCE. The Landlord shall in the first instance pay for all real estate taxes and water bills affecting the Premises, and fire insurance for the Premises, relative to the Premises when they become due, and shall then bill to Tenant an allocable share of such expenses based on the value of the Premises leased by Tenant when considering taxes and insurance. Water services will be based upon a $35 per month fixed charge. Tenant shall name Landlord as an additional insured on its casualty and public liability insurance policies and shall be responsible for insuring its property located at the Premises.

ARTICLE 7 - REPAIR AND MAINTENANCE. The Tenant shall keep the interior of the Premises clean and in good repair and shall not commit damage or waste. The Landlord at no charge to Tenant shall be responsible for all exterior maintenance expenses of any kind, including HVAC expenses with respect to the Premises, and shall repair any damage to the Premises not caused by the Tenant's gross negligence or willful misconduct.

ARTICLE 8 - LIABILITY/INDEMNITY. Except as provided below, the Tenant assumes the entire risk of and sole responsibility for any injury or harm of any kind to any person resulting


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from the condition or use of the Premises. The Landlord shall not be liable to the Tenant or any third party for any type of harm that occurs in connection with the Premises, except for harm resulting from the Landlord's willful misconduct or gross negligence. The Tenant shall indemnify and save the Landlord harmless from all losses, costs, damages, and claims, including attorneys' fees for which the Landlord may be held liable, arising from the Tenant's use and occupancy of the Premises.

ARTICLE 9 - DAMAGE TO PREMISES; CONDEMNATION. If fire or other casualty damages the Premises or any portion so as to be unfit for use, or if so much of the Premises are taken as to render the Premises to be unfit for use, the Tenant may terminate the Lease if it first delivers to the Landlord all insurance payments, damages, or other proceeds held by it with respect to the damage to or taking of the Premises and an assignment of all of its rights to receive future proceeds, damages, or insurance payments.

ARTICLE 10 - ACCESS TO PREMISES. The Landlord may enter and inspect the Premises, at reasonable times and upon reasonable notice to the Tenant. In the event of an emergency, the Landlord shall not need the Tenant's advance consent to enter the Premises.

ARTICLE 11 - ASSIGNMENT/SUBLETTING. The Tenant shall not allow any other party to occupy the Premises. The Tenant shall not assign the Lease or sublet the Premises without the Landlord's prior written consent, which consent may not be unreasonably withheld. The Landlord may assign its rights under the Lease.

ARTICLE 12 - CONDITION AT TERMINATION OF LEASE. At the end of the Lease:

     1. The Premises shall be in as good and clean a condition as at the beginning of the Lease, reasonable wear and tear excepted.

     2. Anything installed by the Tenant shall be removed, and any damage caused by removal shall be repaired at the Tenant's expense.

     3. Any improvements or alterations that are not detachable shall become the Landlord's property; however, the Landlord may require the Tenant to remove any unapproved improvement or alteration and to return the Premises to their condition prior to such alteration or improvement.

     4.   The Tenant shall remove all personal property from the Premises.

     5.   The Tenant shall return all keys and copies of keys to the Landlord.

At the end of the Lease, if the Tenant or its representatives fail to remove all of the Tenant's personal property from the Premises within a reasonable period of time, any personal property remaining shall be deemed to be the Landlord's property and may be disposed of by the Landlord as it sees fit.

ARTICLE 13 - DEFAULT. Upon the Tenant's default under this Lease continuing for thirty (30) days after receipt of written notice, the Landlord may, at any time, terminate the Lease without giving up any rights under the Lease. The Landlord acknowledges its obligation to comply with Texas law in exercising its rights to terminate the Tenant's tenancy and to retake possession of the Premises if the Tenant abandons the property or defaults under this Lease.


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ARTICLE 14 - WAIVER. The Landlord's consent or inaction as to any breach of the
Lease shall not constitute a waiver of any prior or succeeding breach. Acceptance of rent with knowledge of a breach shall not constitute waiver.

ARTICLE 15 - ACCEPTANCE OF PREMISES. The Tenant's occupancy of the Premises constitutes the Tenant's acceptance of the Premises, and places upon the Tenant the sole responsibility for the upkeep and safety of the Premises set forth in the Lease.

ARTICLE 16 - SUBORDINATION AND ESTOPPEL CERTIFICATE. Upon the Landlord's request, the Tenant shall subordinate this Lease to any mortgage of the Premises granted by the Landlord to a lender to secure any obligation of the Landlord to such Lender, and the Tenant shall execute such estoppel certificates and subordination agreements as may reasonably be required by the Landlord's lender in connection with such financing. The Tenant hereby irrevocably appoints the Landlord its attorney-in-fact to execute such documents, should the Tenant refuse to sign such documents.

ARTICLE 17 - PARKING. Tenant will be entitled to use a ratable number of the parking spaces located on the Premises and assigned for use relative to the Premises by the Landlord subject to any rules or regulations adopted by the Landlord. Parking spaces will be unassigned, non-reserved, and non-designated.

ARTICLE 18 - HOLDING OVER. If the Tenant remains in possession of the Premises after the end of the Lease, Tenant will occupy the Premises as a tenant from month-to-month, subject to all conditions provisions, and obligations of the Lease in effect on the last day of the term and Tenant shall pay a rent equal to the fixed rent due hereunder on the last month of the term or extended term plus ten percent (10%) times the number of months of such holding over period.

ARTICLE 19 - NOTICE. Whenever this Lease requires or permits notice, notice shall be sent hand-delivered to the individual or address or mailed, postage paid, registered or certified, returned receipt requested, to the Tenant and the Landlord at the address written first above, unless the law requires a different means of service. Each party is responsible for providing a current address. Failure to notify the other party of a new address shall be at the failing party's sole risk, and any notice sent or served to the current address shall be deemed proper notice. The Tenant shall furnish the Landlord with a future address on move out.

ARTICLE 20 - CUMULATIVE REMEDIES. The remedies provided by this Lease are not exclusive of other remedies available under present or future law.

ARTICLE 21 - GOVERNING LAW. This Lease shall be governed by Texas law.

ARTICLE 22 - SEVERABILITY. If any provision of this Lease is contrary to law or is held invalid, the remaining provisions shall remain effective. If the law changes and affects rights under the Lease, the Lease shall be read to comply with or include such laws.


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ARTICLE 23 - BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     EXECUTED as of the day and year first written above.

                                        LANDLORD:

                                        JDS Properties, LLC


                                        By: /s/ Jim Smith
                                            ------------------------------------
                                            Jim Smith
                                            Its Manager, Duly Authorized


                                        TENANT:

                                        SMITH BROTHERS, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                            Stephen L. Day
                                            Its President, Duly Authorized

STATE OF TEXAS
COUNTY OF DENTON

     The foregoing instrument was acknowledged before me this 17th day of MARCH, 2003 by Jim Smith, Manager of JDS Properties, LLC, a Texas limited liability company, on behalf of said limited liability company.


(SEAL)        Huyen N. Nguyen           /s/ Huyen N. Nguyen
       Notary Public State of Texas     ----------------------------------------
         My Comm. Exp. 06-26-2004       Justice of the Peace/Notary Public
                                        My Commission Expires: 06/26/2004

STATE OF ____________
COUNTY OF  ____________

     The foregoing instrument was acknowledged before me this 24 day of March, 2003 by Stephen L. Day, President of Smith Brothers, Inc., a Texas corporation, on behalf of said corporation.


                                        /s/ Illegible
                                        ----------------------------------------
                                        Justice of the Peace/Notary Public
                                        My Commission Expires: 12/1/2004


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                                    EXHIBIT A

     The Leased Premises shall consist of three buildings located at 7833 Interstate 35 in Denton, Texas, further described as

     1    The Store Premises, an approximate 10,000 sq. ft. retail premises;

     2 The Office Building, an approximate 3,600 sq. ft. commercial office premises; and

     3 The Bathroom/Break Area, an approximate 1,500 sq. ft. commercial office premises

     The Leased Premises are further shown on a site plan attached hereto and made a part hereof.


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                         (SITE PLAN OF LEASED PREMISES)